EXHIBIT 10.38

                         LOAN AGREEMENT

                            OMI CORP.,
                                   BORROWER
                               and
                  CHRISTIANIA BANK OG KREDITKASSE,
                                   LENDER

                         AUGUST 23, 1993



     THIS LOAN AGREEMENT is made the 23rd day of August, 1993, by and among OMI CORP., a corporation organized and existing under the laws of the State of Delaware with offices at 90 Park Avenue, New York, New York (hereinafter called the "Borrower"), and CHRISTIANIA BANK OG KREDITKASSE, a corporation organized and existing under the laws of the Kingdom of Norway, acting through its New York branch, with offices at 11 West 42nd Street, New York, New York (hereinafter called the "Lender"), on the other part.

                       WITNESSETH THAT:

1.   DEFINITIONS

1.01 DEFINED TERMS. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

     "Agreement" this Agreement as the same shall be amended, modified or supplemented from time to time;

     "Applicable Rate(s)" any rate or rates of interest on the Loan
      Balance from time to time applicable pursuant to Clause 6.02;

     "Assigned Moneys" sums received by the Lender pursuant to the Assignments or either of them;

     "Assignment Notices" (a) a notice by the Borrower with respect to the Earnings Assignment executed by it, substantially in the form set out in Exhibits 1 and 2 to Schedule 4; and (b) a notice by the Borrower with respect to the Insurances Assignment substantially in the form set out in Exhibit 3 to
      Schedule 5;

     "Assignments" the Earnings Assignment and the Insurances
      Assignment, or either thereof, as the context requires;

     "Banking Day(s)" days on which banks are open for the transaction of business of the nature required by this Agreement in the place or places from time to time specified;

     "Code" the Internal Revenue Code of 1986, as amended, and any successor statute and regulations promulgated thereunder;

     "Dollars" and the sign "$" the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Lender to be customary for the settlement in New York City of banking transactions of the type herein involved);

     "Drawdown Date" a Banking Day being not later than August 31,
      1993;

     "Earnings Assignment" an assignment in respect of the earnings of the Vessel from any and all sources to be executed by the Borrower in favor of the Lender pursuant to Clause
      4.01(b)(iii) hereof substantially in the form set out in
      Schedule 4 hereto;

     "Environmental Affiliate" shall have the meaning ascribed thereto in Clause 10.01 A (vi);

     "Environmental Claim" shall have the meaning ascribed thereto in Clause 10.01 A (vi);

     "ERISA" the Employment Retirement Income Security Act of 1974, as amended;

     "ERISA Affiliate" a trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Code;

     "Events of Default" any of the events set out in Clause 9.01;

     "Final Payment Date" the fifth anniversary of the Drawdown
      Date or, if such date is not a Banking Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the Final Payment Date shall be the immediately preceding Banking Day;

     "Funding Periods" periods of one, three, six or twelve months or, subject to availability, such longer period(s) as may be agreed between the Borrower and the Lender, as selected by the Borrower pursuant to Clause 6.01 for purposes of funding the Loan;

     "GAAP" shall have the meaning ascribed thereto in Clause 1.03;

     "Insurances Assignment" an assignment in respect of the insurances on the Vessel to be executed by the Borrower in favor of the Lender pursuant to Clause 4.01(b)(iv) hereof substantially in the form set out in Schedule 5 hereto;

     "LIBOR" Shall have the meaning ascribed thereto in Section
      6.02;

     "Liquid Assets" with respect to any person, its unencumbered
      (a) cash on hand or on deposit in banks (b) readily marketable investment grade securities, (c) readily marketable commercial paper rated "A-1" by Standard and Poor's Corporation (or similar rating by any similar organization that rates commercial paper), and (d) certificates of or time deposits at or banker's acceptances issued by commercial banks of recognized standing;

     "Loan" the loan made available by the Lender to the Borrower hereunder in the principal amount of Seven Million United States Dollars (US$7,000,000) pursuant to Clause 3 hereof for the purpose of financing, in part, the purchase price of the Vessel;

     "Loan Balance" the Dollar amount of the Loan at any relevant time as reduced by payments pursuant to the terms of this Agreement;

     "Margin" one and three-eighths percent (1 3/8%);

     "Mortgage" a first preferred mortgage to be executed by the Borrower over the Vessel pursuant to Clause 4.01(b)(ii) hereof substantially in the form of Schedule 3 hereto;

     "Note" the promissory note to be executed by the Borrower on the Drawdown Date to evidence the Loan pursuant to Clause
      4.01(b)(i) substantially in the form set out in Schedule 2 hereto;

     "Operating Account" shall have the meaning ascribed thereto in Clause 8.01;

     "Payment Dates" the date falling six (6) months after the Drawdown Date and the dates which fall respectively at six (6) month intervals thereafter and ending with the Final Payment Date or, if any such date is not a Banking Day, the next following Banking Day, unless such next following Banking Day falls in the following month, in which case the Payment Date shall be the immediately preceding Banking Day;

     "Plan" any employee benefit plan covered by Title IV of ERISA;

     "Security Document(s)" the Mortgage, the Assignments and any other documents that may be executed as security for the repayment of the Loan and the Borrower's obligations in connection therewith;

     "Security Period" the period from the Drawdown Date to the date upon which the Loan and all other amounts due to the Lender pursuant to this Agreement, the Note and the Security Documents becomes repayable and is repaid in full or prepaid in full;

     "Tangible Net Worth" with respect to any corporation, shareholders' equity less intangible assets;

     "Taxes" any present or future income or other taxes, levies, duties, charges, fees, deductions, or withholdings of any nature now or hereafter imposed, levied, collected, withheld, or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of the Lender imposed by the Kingdom of Norway, the United States of America, the State of New York or any governmental subdivision or taxing authority of any thereof or by the jurisdiction selected by the Lender (or any political subdivision or taxing authority thereof) in which the Loan is from time to time payable;

     "Total Debt" with respect to any person, the aggregate of long-term debt, current maturities of long-term debt, capitalized lease obligations, current installments of capitalized lease obligations and notes payable;

     "Vessel" the 1982 built bulk carrier known as the PLATTE (ex
      SPIRIT OF TEXAS) of about 24,384 gross tons and 19,513 net tons registered in the name of the Borrower under United States flag, having Official No. 653210;

1.02 CONSTRUCTION. Words importing the singular number only shall include the plural and vice versa. Words importing persons shall include companies, firms, corporations and their successors and assigns.

1.03 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles as in effect from time to time in the United States of America consistently applied ("GAAP") and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP, and all financial data submitted pursuant hereto shall be derived from financial statements prepared in accordance with such principles.


2.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the execution and delivery of this agreement and the making of the
Loan) that:

     (a) PURPOSE OF LOAN. the Borrower requires the Loan for use in connection with its lawful corporate purposes and will utilize the proceeds thereof to finance, in part, the acquisition of the Vessel;

     (b) DUE ORGANIZATION AND POWER. the Borrower is duly formed, validly existing and in good standing under the laws of the State of Delaware, has full power to carry on its respective business as now being conducted and to enter into and perform its obligations under this Agreement, the Note, and the Security Documents and has complied with all statutory and other requirements relative to such business;

     (c) AUTHORIZATION AND CONSENTS. all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained to permit, the Borrower to enter into and perform its obligations under this Agreement, the Note and the Security Documents and to borrow, service and repay the Loan and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loan or any part thereof;

     (d) BINDING OBLIGATIONS. this Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of the Borrower enforceable thereagainst in accordance with their respective terms;

     (e) NO VIOLATION. the execution and delivery of, and the performance of the provisions of, this Agreement, the Note and the Security Documents by the Borrower do not, and will not during the Security Period, contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding the Borrower or the constating instruments thereof;

     (f) LITIGATION. no action, suit or proceeding is pending or threatened against the Borrower before any court, board of arbitration or administrative agency which is likely to result in any material adverse change in the business or condition (financial or otherwise) of the Borrower;

     (g) NO DEFAULT. the Borrower is not in default under any material agreement by which it is bound, nor is it in default in respect of any material financial commitments or obligations;

     (h) FINANCIAL INFORMATION. all financial statements, information and other data furnished by the Borrower to the Lender are complete and correct, and such financial statements have been prepared in accordance with GAAP and accurately and fairly represent the financial condition of the Borrower as of the date or respective dates thereof and the results of operations of the Borrower for the period or respective periods covered by such financial statements. Since such date or dates, there has been no material adverse change in the financial condition or results of operations of the Borrower other than as previously disclosed to the Lender in writing. The Borrower does not have any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data;

     (i)  THE VESSEL.  upon the Drawdown Date, the Vessel:

          (i) will be in the sole and absolute ownership of the Borrower, unencumbered, save and except for the Mortgage on her in favor of the Lender, and duly registered in the name of the Borrower under United States flag;

          (ii) will be classed in the highest classification and rating available for vessels of its age and type with the American Bureau of Shipping or another internationally recognized classification society as the Lender shall approve without any outstanding recommendations affecting class;

          (iii) will be seaworthy for hull and machinery insurance warranty purposes and in every way fit for its existing service;

          (iv) will be insured in accordance with the provisions of the Mortgage and the requirements thereof in respect of such insurances will have been fulfilled; and

          (v) the Vessel will be managed by OMI Bulk Management Co. a division of the Borrower;

     (j) FOREIGN ASSETS CONTROL REGULATIONS. none of the transactions contemplated herein will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Haitian Transactions Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 580, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) Assets Control Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585 as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V,
     Part 505, as amended);

     (k)  OFFICES.  the only office or place within the United
     States wherein records of the Borrower are kept is located at 90 Park Avenue, New York, New York; the Borrower maintains no other place of business in the United States;

     (l) ERISA. the execution and delivery of this Agreement, the Note and the Security Documents and the consummation of the transactions hereunder and thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. No condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by the Borrower or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA insofar as ERISA applies thereto which is reasonably likely to result in the Borrower or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate would have a material adverse effect on the Borrower; and

     (m) CITIZENSHIP. the Borrower is a United States citizen duly qualified to own and operate the Vessel under the United States flag.


3.   AMOUNT AND TERMS OF THE LOAN

3.01 ADVANCE OF LOAN. The Lender, relying upon each of the representations and warranties set out in Clause 2, hereby agrees with the Borrower that, subject to and upon the terms of this Agreement, it will make the Loan to the Borrower on the Drawdown Date in the amount of U.S.$7,000,000. The Loan shall be repayable as provided in Clause 5 hereof.

3.02 THE NOTE. The Loan made by the Lender to the Borrower hereunder shall be evidenced by the Note.

3.03 DRAWDOWN NOTICE. The Loan provided for hereunder shall be made on not less than three (3) Banking Days notice in writing served on the Lender by the Borrower substantially in the form of the Drawdown Notice attached hereto as Schedule 1 specifying (i) the Drawdown Date (being a Banking Day) and (ii) the Funding Period. Upon fulfillment of the applicable conditions set forth in Clause 4, the Lender will make the proceeds of the Loan available to the Borrower.

3.04 EFFECT OF DRAWDOWN NOTICE. The notice requesting drawdown of the Loan hereunder shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Clause 2 (updated mutatis mutandis) are true and correct on the date of such notice and will be true and correct on the Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing. Such notice will be irrevocable.


4.   CONDITIONS

4.01 CONDITIONS PRECEDENT. The obligation of the Lender to make the Loan available to the Borrower as provided for under this Agreement shall be expressly subject to the conditions that:

     (a) the Lender has received the following documents in form and substance satisfactory to the Lender and its legal advisers:

          (i) copies, certified as true and complete by the Secretary or an Assistant Secretary of the Borrower, of the resolutions of the board of directors of the Borrower evidencing approval of this Agreement, the Note and the Security Documents and authorizing an appropriate officer or officers or attorney or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations as shall be acceptable to the Lender and its legal advisers;

          (ii) certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action (including by such parties thereto other than the Borrower as may be required by the Lender), approvals or consents with respect to this Agreement, the Note and the Security Documents;

          (iii) copies of the Certificate of Incorporation and By-laws of the Borrower certified as true and complete by its Secretary or Assistant Secretary; and

          (iv) good standing certificates for the Borrower issued by the Secretary of State of the State of Delaware;

     (b) the Borrower shall have duly executed and delivered to the Lender:

          (i)    the Note;

          (ii)   the Mortgage;

          (iii)  the Earnings Assignment;

          (iv)   the Insurances Assignment;

          (v)    the Assignment Notices; and

          (vi) such Uniform Commercial Code Financing Statements as the Lender shall request;

     (c) the Lender shall be satisfied the Borrower is not subject to any Environmental Claim which could have a material adverse effect on the business, assets or results of operations of any thereof;

     (d) the Lender shall have received evidence satisfactory to it and its legal advisers that:

          (i) the Vessel is duly registered in the ownership of the Borrower under the United States flag free of all liens and encumbrances of record except for the Mortgage;

          (ii) the Vessel is classed with an internationally recognized classification society acceptable to the Lender in the manner provided in Clause 2.1(i)(ii); and

          (iii) the Vessel is insured in accordance with the provisions of the Mortgage and all requirements thereof in respect of such insurances have been fulfilled;

     (e) the Mortgage shall have been duly filed and recorded with the Officer in Charge of Documentation of the United States Coast Guard for the Port of New York and shall constitute a first preferred mortgage lien on the Vessel under the laws of the United States of America;

     (f) the Lender shall have received evidence satisfactory to it and its legal advisers that, save for the liens created by the Mortgage, the Earnings Assignment, the Insurances Assignment and liens permitted thereby there are no liens, charges or encumbrances of any kind whatsoever on the Vessel or her earnings or insurances;

     (g) the Lender shall have received such legal opinions as the Lender shall have required as to all or any matters under the laws of the States of Delaware and New York and the Federal laws of the United States of America covering the representations and conditions which are the subjects of Clauses 2 and 4 of this Agreement.

4.02 FURTHER CONDITIONS PRECEDENT. The obligation of the Lender to make the Loan available to the Borrower shall be, expressly and separately from the foregoing, conditional upon, at the Drawdown
Date:

     (a) the Lender having received a valid request for the drawdown of the Loan in the amount of the Loan;

     (b) the representations stated in Clause 2 (up-dated mutatis mutandis to such date) being true and correct as if made on that date;

     (c) no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default;

     (d) the Lender being satisfied that no Event of Default will arise following the making of the Loan and that no event or state of affairs exists which constitutes, in the reasonable opinion of the Lender, a real threat that it will be unlawful for the Borrower to make any payment as required under the terms of this Agreement, the Note, the Security Documents or any of them;

     (e) there having been no material adverse change in the financial condition of the Borrower since the date hereof; and


     (f) the Lender shall have received prior to the Drawdown Date such updated certificates as it shall require in respect of the certificates required by Clause 4.01 hereof.

4.03 FUNDING LOSSES. In the event that, on the date specified for making available the Loan hereunder in the notice requesting the same given pursuant to Clause 3.03, the Lender shall not be obliged under this Agreement to make the Loan available under this Agreement, the Borrower shall indemnify and hold the Lender fully harmless against any losses which the Lender may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement in respect thereof and the certificate of the Lender shall (save and except for manifest error) be conclusive and binding on the Borrower as to the extent of any losses sustained by the Lender.

4.04 SATISFACTION OF CONDITIONS AFTER DRAWDOWN. Without prejudice to any of the other terms and conditions of this Agreement, in the event that the Lender, in its sole discretion, makes the Loan available to the Borrower prior to the satisfaction of all or any of the conditions referred to elsewhere in this Article 4, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the Drawdown Date (or such longer period as the Lender, in its sole discretion, may agree).

5.   REPAYMENT AND PREPAYMENT

5.01 REPAYMENT. The Borrower shall repay the Loan in ten (10) consecutive semi-annual installments on the Payment Dates in Dollars in freely available funds, the first nine (9) of which installments of principal shall be in the amount of Five Hundred Thousand Dollars ($500,000) each and the tenth such installment shall be in the amount necessary to repay the Loan in full.

5.02 MANDATORY PREPAYMENT. The Borrower shall prepay the Loan in full within five (5) Banking Days of the occurrence of any of the following events:

     (a) any government authorization, permission, approval, or consent required for the legality, validity or enforceability of this Agreement, the Note, any Security Document or other instrument, document, or agreement delivered hereby or thereby (other than any time charter or contract of affreightment), in connection with the transaction contemplated hereby or thereby has been revoked or restricted or ceases to be in full force and effect in any way which the Lender, in the exercise of its reasonable judgment, deems prejudicial to the Lender's rights or remedies hereunder and the Lender shall have so notified the Borrower; or

     (b) any judgment or order is made the effect whereof would be to render ineffective or invalid this Agreement, the Note or the Security Documents (other than any time charter or contract of affreightment) to which the Borrower is a party;
     or

     (c) the Vessel becomes a Total Loss (as such term is defined in the Mortgage) unless such loss is fully covered by insurance (as provided in the Mortgage) assigned to the Lender and the proceeds of such insurance have been received by the Lender in satisfaction the Loan Balance and all other obligations of the Borrower under the Agreement and the Note within 180 days after the occurrence of the event giving rise to such Total Loss; or

     (d) it becomes impossible or unlawful for the Borrower to fulfill any of the covenants and obligations contained in this Agreement, the Note or any of the Security Documents or for the Lender to exercise the rights vested in it under this Agreement, the Note or the Security Documents and the Lender considers that such impossibility or illegality will have a material adverse effect on its rights under this Agreement, the Note or the Security Documents or the enforcement thereof.

5.03 VOLUNTARY PREPAYMENT. The Borrower shall be entitled to prepay the Loan, without penalty, in whole, on any Banking Day, or in part, on any Payment Date, in an amount (in an integral multiple of Two Hundred Fifty Thousand Dollars ($250,000.00)) equal to or exceeding Five Hundred Thousand Dollars ($500,00.00) upon giving to the Lender not less than fourteen (14) days prior written notice prior to such Payment Date (which notice shall be irrevocable) specifying the amount and date of prepayment provided that:

     (a) Any partial prepayment made shall be applied in or towards satisfaction of the repayment installments of the Loan failing due thereafter under Clause 5.01 in the inverse order of their due dates for payment;

     (b) Any amounts prepaid shall not be available for reborrowing; and

     (c) On the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the portion of the principal being prepaid together with any and all costs or expenses incurred by the Lender in connection with any breaking of funding (as certified by the Lender, which certification shall, save for any manifest error, be conclusive and binding on the Borrower).


6.   INTEREST AND RATE

6.01 FUNDING PERIODS. For funding purposes the Borrower may select Funding Periods of one (1), three (3), six (6) or twelve (12) months by giving the Lender at least three (3) Banking Days notice prior to the end of any then existing Funding Period. Unless and until the Borrower makes an election of a period for funding, the relevant Funding Period shall be for a period of three (3) months. The Borrower's right to select the Funding Period shall be subject to the restriction that no selection of a Funding Period shall be effective unless the Lender is satisfied that the necessary funds will be available to the Lender for such period and that no Event of Default or event which with notice or the passage of time or both would constitute an Event of Default shall have occurred. The Borrower's right to select the Funding Period is further subject to the requirement that if the Borrower selects a Funding Period which extends beyond the next one (1) or more Payment Dates (other than the last) there shall in respect of part of the Loan as shall be equivalent to the amount of each installment of principal falling due for payment before the expiry of that Funding Period be such separate Funding Period or Periods so as to ensure that a Funding Period shall expire in respect of each such part of the Loan on the relevant Payment Date. The Borrower shall pay all administrative costs and any breaking of funding costs incurred by the Lender by reason of the Borrower's selection of Funding Periods under this Clause 6.01 (the Lender's certification as to the amount such costs shall be conclusive save for manifest error).

6.02 APPLICABLE RATE; DEFAULT RATE. The Loan shall bear interest at the rate (the "Applicable Rate") per annum equal to the Margin plus the interest rate at which Dollar deposits are offered to the Lender in the London Interbank Eurodollar Market for the applicable Funding Period determined in accordance with Clause 6.01 ("LIBOR"), together with any applicable margin imposed on the Lender as a result of the operation of Regulation D (Code of Federal Regulations, Title 12, Chapter II, Part 204), as in effect from time to time. Any payment hereunder not paid when due, whether on a Payment Date or by acceleration, shall bear interest thereafter at a rate per annum of either (i) the Margin plus two percent (2%) over the cost to the Lender of funding such overdue amount, or (ii) two percent (2%) over the Applicable Rate, whichever is greater.

6.03 PAYMENT OF INTEREST. Accrued interest shall be payable quarterly in arrears and on the last day of each Funding Period and at such other times as interest is required to be paid by the Lender to fund the Loan Balance or any portion thereof.

6.04 INTEREST PAYABLE ON BANKING DAYS. If interest would, under Clause 6.03, be payable on a day which is not a Banking Day, it shall then be payable on the next following Banking Day, unless such next following Banking Day falls in the following month in which case it shall be payable on the Banking Day immediately preceding the day on which such interest would otherwise be payable.

6.05 CALCULATION OF INTEREST. All interest shall accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360 day year.


7.   PAYMENTS

7.01 PLACE OF PAYMENT; NO SETOFF. All payments to be made hereunder by the Borrower shall be made on the due date of such payment to the Lender:

     (a)  in Dollars in freely available funds, to ABA No.
     021-000-018 The Bank of New York for Account No. 802-612-0277 Christiania Bank, New York branch; and

     (b) without set-off or counterclaim and free from, clear of, and without deduction for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lender hereunder, the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in such event, the Borrower shall promptly send to the Lender such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lender.

7.02 PAYMENTS TO BORROWER. All sums advanced by the Lender to the Borrower hereunder shall be advanced in Dollars to the account of the Borrower with the Lender or as the Borrower shall direct in the Drawdown Notice.

7.03 ALTERNATE MANNER OF PAYMENT. Notwithstanding anything to the contrary in this Clause 7, payments described herein may be made in such other manner as shall be reasonably directed by the Lender with notice to the Borrower prior to the next payment to which such instructions shall apply.


8.   THE OPERATING ACCOUNT.

8.01 OPERATING ACCOUNT. The Borrower shall open an account (no. 4062344701) with the Lender at its branch located 11 West 42nd Street, New York, New York (the "Operating Account") on or prior to the Drawdown Date into which all earnings of the shall be deposited. So long as no Event of Default specified herein or in any of the Security Documents, and no event which, with notice or the passage of time, or both, would constitute such an Event of Default shall have occurred and be continuing, such monies may be utilized for any business purpose whatsoever consistent with the terms of this Agreement. Amounts accumulated in the Operating Account shall bear interest for the account of the Borrower in accordance with the Lender's normal practice.

8.02 APPLICATION OF MONIES ON DEFAULT. Upon the occurrence of an Event of Default, and so long as the same shall be continuing, all moneys then held in the Operating Account and all such Assigned Moneys thereafter received by the Lender shall be retained by the Lender as collateral security and may be applied by the Lender as provided in Clause 9.03.

8.03 MONEYS IN ACCOUNT AS COLLATERAL. All monies of the Borrower on deposit with the Lender in the Operating Account or from such account with have been invested by the Lender on behalf of the Borrower shall be collateral security for the payment and performance by the Borrower of its obligation hereunder, under the Note and under the Security Documents and the Borrower hereby pledges, assigns and grants to the Lender a security interest in the Operating Account, the monies on deposit therein and such investments.


9.   EVENTS OF DEFAULT

9.01   In the event that any of the following events shall occur:

     (a) PRINCIPAL AND INTEREST PAYMENTS. any principal of or interest payable in connection with the Loan or any other amount becoming payable to the Lender under this Agreement, the Note or any of the Security Documents or any of them is not paid on the due date or date of demand (as the case may be); or

     (b)  REPRESENTATIONS, ETC.   representation or warranty made
     by the Borrower in this Agreement or in any of the Security
     Documents or other instrument, document, or agreement delivered in connection herewith or therewith proves to have been incorrect when made in any material respect; or

     (c)  INCORRECT STATEMENT AFFECTING PERFORMANCE.   of the
     statements made by the Borrower in this Agreement proves to be incorrect and the Lender concludes that, by reason thereof, the Borrower may be unable to perform its obligations under the Note and this Agreement; or

     (d) COVENANTS. the Borrower defaults in performance of any term, covenant or agreement contained in this Agreement, the Note, the Security Documents or any of them, or any other instrument, document or agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under the Note or any of the Security Documents in each case other than an Event of Default referred to elsewhere in this Clause 9.01, and any such default continues unremedied for a period of thirty (30) days; or

     (e) INDEBTEDNESS. the Borrower or any direct or indirect subsidiary of the Borrower fails to make payment at stated maturity, upon acceleration or otherwise of any principal of, premium or interest on any indebtedness or obligation for borrowed money (other than the Loan) or for the deferred purchase price of property and any such failure shall continue for more than the period of grace, if any, specified in the terms of such indebtedness or obligation, or otherwise agreed, and shall not have been remedied or waived pursuant thereto; or any mortgage or other security interest or charge present or future and created or assumed by the Borrower or any direct or indirect subsidiary of the Borrower shall become enforceable and the holder thereof shall take steps to enforce the same; or

     (f) CROSS DEFAULT. the Borrower or any direct or indirect subsidiary of the Borrower defaults under any agreement or instrument to which it is a party and such default is not cured or waived within thirty (30) days thereafter; or

     (g) OWNERSHIP OF VESSEL. the Borrower ceases to retain its ownership of the Vessel or, without the prior written consent of the Lender, the registration or flag of the Vessel is changed; or

     (h) DEFAULT UNDER MORTGAGE. there is an event of default under the Mortgage; or

     (i) BANKRUPTCY. the Borrower commences any proceedings relating to any substantial portion of its properties under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, or bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect ("Proceeding"), or there is commenced against the Borrower any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days; or any receiver, trustee, liquidator, or sequestrator of, or for, the Borrower or any substantial portion of its properties is appointed and is not discharged within a period of thirty (30) days; or the Borrower by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator, or sequestrator of, or for, itself or any substantial portion of its property; or

     (j)  TERMINATION OF OPERATIONS OR SALE OF ASSETS.  the
     Borrower ceases its operations, sells or otherwise disposes of all or substantially all of its assets; or

     (k) CITIZENSHIP. the Borrower ceases to be a United States citizen qualified to own and operate the Vessel under the United States flag; or

     (l) MATERIAL ADVERSE CHANGE. any change occurs in the financial position of the Borrower or any of its subsidiaries which, in the reasonable opinion of the Lender adversely affects the ability of any such party to perform its respective obligations under any agreement (including this Agreement and the Security Documents) material to its business, and if such adverse change is capable of being cured, such change is not cured within thirty (30) days.

then the Lender's obligation to make the Loan available shall cease and the Lender may, by notice to the Borrower, declare any amount of the Loan then outstanding, accrued interest and any other sums payable by the Borrower hereunder, under the Note and under the Security Documents to which it is a party due and payable whereupon the same shall forthwith be due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived; provided, that upon the happening of an event specified in subclause (i) of this Clause 9.01, the Note shall be immediately due and payable without declaration or other notice to the Borrower.

9.02 INDEMNIFICATION. The Borrower shall indemnify the Lender against any loss or costs or expenses (including legal expenses) which the Lender sustains or incurs as a consequence of any default hereunder, under the Note and the Security Documents including (but without limitation) all losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Loan or any part thereof.

9.03 APPLICATION OF FUNDS ON DEFAULT. All moneys received by the Lender under or pursuant to this Agreement, the Note or any of the Security Documents after the happening of any Event of Default (except as otherwise provided in any Security Document) shall be applied by the Lender, in its discretion, in the following manner:

     (i) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Lender in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder and under the Note and under the Security Documents,

     (ii) secondly, in or towards payment of any arrears of interest owing in respect of the Loan then outstanding,

     (iii) thirdly, in or towards repayment of the principal amount of the Loan then outstanding,

     (iv) fourthly, in or towards payment of all other sums which may be owing to the Lender under this Agreement, the Note and the Security Documents or any of them,

     (v) fifthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled thereto.

10.  COVENANTS

10.01 The Borrower hereby covenants and undertakes with the Lender that, from the date hereof and so long as any principal, interest or other monies are owing in respect of the Loan or under this Agreement, the Note, the Security Documents or any of them:

     A.   The Borrower will:

          (i) PERFORMANCE OF OBLIGATIONS. duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Lender) of, the terms of this Agreement, the Note and the Security
          Documents;

          (ii) EVENT OF DEFAULT. promptly inform the Lender of any occurrence of which the Borrower becomes aware (a) which constitutes or, with the giving of notice or lapse of time or both, would constitute, an Event of Default or
          (b) which, in its reasonable opinion, might adversely affect its ability, or the ability of any other party thereto, to perform its obligations under this Agreement, the Note and the Security Documents or any of them;

          (iii) FURTHER ASSURANCES. without prejudice to Clause 2 and this Clause 10.01, obtain every consent and do all other acts and things which may from time to time be necessary or desirable for the continued due performance of all its and any other party's respective obligations under this Agreement, the Note and the Security Documents;

          (iv)  FINANCIAL REPORTS.  deliver to the Lender:

               (a) as soon as available but not later than one hundred and twenty (120) days after the end of each fiscal year of the Borrower, complete copies of the financial reports thereof, all in reasonable detail, which shall include at least a consolidated balance sheet as of the end of such year and the related consolidated income statement and statement of sources and uses of funds for such year prepared by an independent public accountant selected by the Borrower and satisfactory to the Lender together with unaudited consolidating balance sheets for such year together with unaudited consolidating income statement and statement of sources and uses of funds for such year which unaudited reports shall be prepared by the Borrower and certified to be true and complete by the Chief Financial Officer thereof;

               (b)  as soon as available but not less than sixty
               (60) days after the end of each quarter of each fiscal year of the Borrower, quarterly interim balance sheets and profit and loss statements of the Borrower, in each case certified to be true and complete by the Chief Financial Officer thereof which shall include a consolidating report;

               (c) concurrently with each delivery of financial statements pursuant to subparagraphs (a) and (b) of this subclause (iv), a certificate of the principal financial officer of the Borrower stating that he has reviewed the provisions of this Agreement, of the Note and of each of the Security Documents, and the performance or observance by the Borrower thereof, and either stating that to his knowledge no event has occurred and no condition exists which constitutes or with the giving of notice or lapse of time, or both, would constitute an Event of Default under this Agreement or, if any such event has occurred or condition exists specifying the nature and period of existence of such event or condition of which he has knowledge and what action the Borrower is taking or proposes to take with respect thereto;

               (d) such other statement or statements, lists of property and accounts, budgets, reports and financial information with respect to operation and management of the Vessel (including, but not limited to, quarterly income statements) and the employment of other vessels owned directly or indirectly by the Borrower, certified to be true and complete by the chief financial officer thereof as the Lender may from time to time reasonably request;

          (v) COMPLIANCE WITH LAW. do or cause to be done all things necessary to comply with all material laws, and the rules and regulations thereunder, applicable to the Borrower, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

          (vi) ENVIRONMENTAL ISSUES. promptly upon the occurrence of any of the following conditions, provide to the Lender a certificate of a chief executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental
          Affiliate: (a) its receipt or the receipt by its Environmental Affiliates of any written communication whatsoever that alleges that such person is not in compliance with any applicable environmental law or environmental approval, if such noncompliance could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower, (b) knowledge by it, or any of its Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a material adverse effect on the business, assets or operations, property or financial condition of the Borrower, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it or any of its Environmental Affiliates if such Environmental Claim could reasonably be expected to have a material adverse effect on the business, assets or operations, property or financial condition of the Borrower. Upon the written request by the Lender, it will submit to the Lender at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection. For the purposes of this subsection, "Environmental Claim" shall mean any claim under federal, state and local environmental, health and safety laws, statutes or regulations. "Environmental Affiliate" shall mean any person or entity the liability of which for Environmental Claims the Borrower may have assumed by contract or operation of law;

          (vii) ERISA. forthwith upon learning of the occurrence of any material liability of the Borrower or any ERISA Affiliate pursuant to ERISA in connection with the termination of any Plan or withdrawal or partial withdrawal from any multi-employer plan (as defined in ERISA) or of a failure to satisfy the minimum funding standards of Section 412 of the Code or Part 3 of Title I of ERISA by any Plan for which the Borrower or any ERISA Affiliate is plan administrator (as defined in ERISA), furnish or cause to be furnished to the Lender written notice thereof;

          (viii) SWAP AGREEMENT. in the event the Borrower and the Lender enter into an interest rate swap agreement in connection herewith, execute all such agreements or amendments to the Security Documents which the Lender requires so as to secure the obligations of the Borrower under such swap agreement on a pari passu basis with the obligations of the Borrower hereunder;

          (ix) TOTAL DEBT TO NET WORTH. maintain a ratio of (a) its Total Debt to (b) its Tangible Net Worth of at least 3 to 1, throughout the Security Period;

          (x) LIQUID ASSETS. on a consolidated basis, maintain less than $15,000,000 in Liquid Assets from the date hereof; and

          (xi) DEBT SERVICE RATIO. for each quarter of the Borrower's fiscal year, maintain a ratio of (a) the gross operating cash flow of the Vessel (that is, the gross revenue earned by the Vessel during such quarter less operating expenses incurred in connection with the Vessel during such quarter) to (b) all installments of principal and payments of interest in respect of the Note for such quarter as provided in Clause 5.01 of at least
          1.25 to 1.0.

     B. The Borrower will not, and will procure that the Borrower will not, without the prior written consent of the Lender:

          (i) LIENS, ETC. create, assume or permit to exist any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon the Vessel or its earnings or insurances except:

               (aa)   liens for taxes not yet payable;

               (bb) the Assignments, the Mortgage and such other mortgages, pledges, liens, charges or encumbrances in favor of the Lender; and

               (cc)   liens, charges and encumbrances on the
               Vessel permitted to exist under the terms of the Mortgage;

          (ii) CAPITAL COMMITMENT. authorize or accept any capital commitments in respect of the Vessel in excess of $500,000;

          (iii) CONSOLIDATION OR MERGER. consolidate with, or merge into, any other corporation, or merge any other corporation into the Borrower;

          (iv)   CHANGE IN BUSINESS.  except as the Borrower's
          Board of Directors shall determine, change the nature of its business or commence any business other than the owning and operation of vessels;

          (v) SALE OF VESSEL OR OTHER ASSETS. sell or otherwise dispose of the Vessel unless, prior to or contemporaneously with such sale, the Borrower prepays the Loan in full together with all other sums owing to the Lender in connection herewith;

          (vi) CHANGE HEAD OFFICE. change the county of the location of its chief executive office or any office in which the records relating to any charter or other contract covering, or to the earnings and insurances of, the Vessel are kept on less than thirty (30) days prior written notice to the Lender;

          (vii) CHANGE OF VESSEL MANAGER. unless (aa) the new manager is an affiliate of the Borrower and (bb) the Lender has been given prior notice of the change of manager of the Vessel, change the manager of the Vessel; or

          (viii) DIVIDENDS. if the Borrower or any of its affiliates has, in the opinion of the Lender, materially defaulted under any agreement for borrowed moneys and so long as the same shall continue, pay dividends or distribute any of its assets to its shareholders.

10.02 VESSEL VALUATION. If requested by the Lender, the Borrower shall obtain a valuation of the Vessel, charter-free, in Dollars from an independent marine appraiser or other source, in each case reasonably satisfactory to the Lender. The first such valuation during any calendar year and any such valuation obtained upon the occurrence of an Event of Default shall be at the Borrower's cost, any other valuation during such year to be at the Lender's cost. In the event the Borrower shall fail or refuse to obtain the valuation requested pursuant to this Clause 10.02 within ten (10) days of the Lender's request therefor, the Lender shall be authorized to obtain such valuation, at the Borrower's expense, from an independent marine appraiser or other source selected by the Lender, which valuation shall be deemed the equivalent of a valuation duly obtained by the Borrower pursuant to this Clause 10.02, but the Lender's actions in doing so shall not excuse any default of the Borrower under this Clause 10.02

10.03 COLLATERAL MAINTENANCE. If at any time after the Drawdown Date the charter-free value of the Vessel, as determined pursuant to Clause 10.02, falls below one hundred forty percent (140%) of the Loan Balance, the Borrower shall, within a period of fifteen
(15) days following receipt by the Borrower of written notice from the Lender notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower) (a) deliver to the Lender, upon its request, such additional collateral as may be satisfactory to it, in its sole discretion (including the deposit of cash in a cash collateral account maintained with the Lender), such that the sum of (i) the value of the Vessel, as determined in accordance with the latest appraisal delivered pursuant to Clause 10.02, and (ii) such additional collateral shall be greater than the required one hundred forty percent (140%) of the Loan Balance or (b) prepay such part of the Loan (together with interest thereon and other moneys payable in respect of such prepayment pursuant to Clause 5.03) as shall result in the charter-free value of the Vessel being not less than the required one hundred forty percent (140%) of the Loan Balance. Any such prepayment shall be applied as provided in Clause 5.03.

10.04 OTHER REPORTS ON VESSEL. If the Lender shall so request, the Borrower shall provide the Lender with copies of all internally generated inspection or survey reports on the Vessel.


11.  ASSIGNMENT

     This Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder without the prior written consent of the Lender. In giving consent as aforesaid to any assignment by the Borrower the Lender shall be entitled to impose such conditions as it shall think fit. The Lender shall be entitled to assign the whole or any part of its rights or obligations under this Agreement
(i) to any subsidiary or holding company of the Lender or to any subsidiary company of any thereof and the Lender shall forthwith give notice of any such assignment to the Borrower, or (ii) with the prior written consent of the Borrower (which shall not be unreasonably withheld) to any other bank or financial institution whatsoever or (iii) provided the Lender remains the agent for such other bank or financial institution to grant participations to any other bank or financial institution.

12.  ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.01 ILLEGALITY. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof it shall appear to the Lender that it has become unlawful for the Lender to maintain or give effect to its obligations as contemplated by this Agreement, the Lender shall inform the Borrower to that effect, whereafter the liability of the Lender to make the Loan available shall forthwith cease and the Borrower shall prepay the amount of the Loan then outstanding to the Lender immediately. In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay the Loan, the Borrower and the Lender shall negotiate in good faith with a view to agreeing on terms for making the Loan available from another jurisdiction or otherwise restructuring the Loan on a basis which is not unlawful.

12.02 INCREASED COSTS. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any governmental or other authority, shall:

     (i) subject the Lender to any Taxes with respect to its income from the Loan; or

     (ii) change the basis of taxation to the Lender of payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the United States, the State of New York or the City of New York or such other jurisdiction where the Loan may be payable), or

     (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Lender, or

     (iv) impose on the Lender any other condition affecting the Loan,

and the result of the foregoing is either to increase the cost to the Lender of making available or maintaining the Loan or any part thereof or to reduce the amount of any payment received by the Lender, then and in any such case if such increase or reduction in the opinion of the Lender materially affects the interests of the
Lender:

     (a) the Lender shall notify the Borrower of the happening of such event,

     (b) the Borrower shall forthwith upon demand pay to the Lender such amount as the Lender certifies to be necessary to compensate the Lender for such additional cost or such reduction, and

     (c) any such demand as is referred to in subclause (b) of this Clause 12.02(iv) may be made by the Lender at any time before or after the Drawdown Date and at any time before any repayment of any portion, but not all, of the Loan then outstanding.

     PROVIDED, however, that the foregoing provisions shall not be applicable in the event that increased costs to the Lender result from the exercise by the Lender of its right to assign its rights or obligations under Clause 13 hereof or are otherwise attributable to acts of the Lender.

12.03 INABILITY TO DETERMINE LIBOR. If the Lender shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Loan for any Funding Period, the Lender shall give notice of such determination to the Borrower. The Borrower and the Lender shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Funding Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrower and the Lender are unable to agree upon such a substituted interest rate and/or Funding Period within thirty (30) days of the giving of such determination notice, the Lender shall set an interest rate and Funding Period to take effect from the expiration of the Funding Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Lender of funding the Loan. In the event the state of affairs referred to in this Clause 12.03 shall extend beyond the end of the Funding Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Clause 6.

12.04 DETERMINATION OF LOSSES. A certificate or determination notice of the Lender as to any of the matters referred to in this Clause 12 shall, save for any manifest error, be conclusive and binding on the Borrower.

12.05 COMPENSATION FOR LOSSES. Where the Loan or any portion thereof is to be prepaid by the Borrower pursuant to any of the foregoing provisions of this Clause 12, the Borrower shall simultaneously with such prepayment pay to the Lender all accrued interest to the date of actual payment and all other sums payable by the Borrower to the Lender pursuant to this Agreement together with such amounts as may be certified by the Lender to be necessary to compensate the Lender for any loss, premium or penalties incurred or to be incurred by it on account of funds borrowed to make, fund or maintain the Loan for the remainder (if any) of the then current Funding Period or Periods but otherwise without penalty or premium.

13.  CURRENCY INDEMNITY

13.01 CURRENCY CONVERSION. If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement, the Note or any of the Security Documents then the conversion shall be made, in the discretion of the Lender, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Lender shall not be entitled to recover under this clause any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Agreement, the Note or any of the Security Documents.

13.02 CHANGE IN EXCHANGE RATE. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement, the Note or any of the Security Documents in Dollars. Any excess over the amount due received or collected by the Lender shall be remitted to the Borrower.

13.03 ADDITIONAL DEBT DUE. Any amount due from the Borrower under Clause 13.02 shall be due as a separate joint and several debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement, the Note or any of the Security Documents.

13.04 RATE OF EXCHANGE. The term "rate of exchange" in this Clause 13 means the rate at which the Lender in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.


14.  FEES AND EXPENSES

14.01 ARRANGEMENT FEE. On or prior to execution of this Agreement, the Borrower shall pay to the Lender an arrangement fee of Thirty-Five Thousand Dollars ($35,000).

14.02 FACILITY FEE. The Borrower shall pay to the Lender annually in advance a nonrefundable facility fee of Five Thousand Dollars ($5,000) per annum, the first such payment to be made on the date of execution of this Agreement and the last such payment to be on the fourth anniversary thereof.

14.03 COMMITMENT FEE. In addition, the Borrower shall pay to the Lender a commitment fee computed at the rate of three quarters of one percent (3/4%) per annum on Seven Million Dollars ($7,000,000) from August 3, 1993 to the Drawdown Date.

14.04 COSTS, CHARGES AND EXPENSES. The Borrower agrees to pay the Lender promptly (whether or not the Loan or any part thereof is ever made available hereunder) all costs, charges and expenses incurred by or on behalf of the Lender (including, without limitation, external legal fees and out-of-pockets expenses, inclusive of travel expenses) in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of or the restructuring of the Borrower's obligations under, this Agreement, the Note and the Security Documents or otherwise in connection with the Loan, as well as in connection with any supplements, amendments, waivers or consents relating thereto.


15.  APPLICABLE LAW AND JURISDICTION

15.01 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

15.02 JURISDICTION. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Lender under this Agreement or any instrument delivered hereunder and hereby agrees that service of summons or other legal process thereon may be made by serving a copy of the summons or other legal process in any such action on the Borrower by mailing or delivering the same by hand to the Borrower at the address indicated for notices in Clause 16.02. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lender) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. In the event that the Borrower shall not be conveniently available for such service, the Borrower hereby irrevocably appoints the person who then is the Secretary of State of the State of New York as such attorney-in-fact and agent. Notwithstanding anything herein to the contrary, the Lender may bring any legal action or proceeding in any other appropriate jurisdiction.

16.  NOTICES AND DEMANDS

16.01 NOTICES IN WRITING. Every notice or demand required or permitted under this Agreement shall be in writing and may be given or made by telex or telefax.

16.02 ADDRESSES FOR NOTICE. Every notice or demand required or permitted under this Agreement shall be sent as follows:

IF TO THE BORROWER:

       90 Park Avenue
       New York, New York  10016
       Telex No.:  224060 OMIMAR UR
       Telefax No.:  (212) 297-2288

       Attention:  President

IF TO THE LENDER:

       11 West 42nd Street
       New York, New York  10036
       Telex No.:  824-277 CBNY UF
       Telefax No.:  (212) 827-4888

       Attention:  Loan Administration

16.03 NOTICES DEEMED DELIVERED. Every notice or demand required or permitted under this Agreement shall except so far as otherwise expressly provided by this Agreement, be deemed to have been received in the case of a telex with confirmed answerback or telefax at the time of dispatch thereof (provided that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following Banking Day in such locality), in the case of a letter delivered by hand, at the time of delivery and, in the case of a letter, on the expiration of seventy-two (72) hours after the same is put into the mail.


17.  MISCELLANEOUS

17.01 TIME OF ESSENCE. Time is of the essence of this Agreement but no failure or delay on the part of the Lender to exercise any power or right under this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise by the Lender of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.02 UNENFORCEABLE PROVISIONS. In case any one or more of the provisions contained in this Agreement, the Note or any of the Security Documents should be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.03 REFERENCES. References herein to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

17.04 FURTHER ASSURANCES. The Borrower agrees that if this Agreement, the Note or any of the Security Documents shall at any time be deemed by the Lender for any reason intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and order more effectively to accomplish the purposes of this Agreement, the Note or any of the Security Documents.

17.05  ENTIRE AGREEMENT.  This Agreement constitutes the entire
Agreement of the parties and cannot be amended other than by written agreement signed by the parties hereto.

17.06 HEADINGS. In this Agreement, Clause headings are included for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

     I N W I T N E S S whereof the parties hereto have caused this Agreement to be executed by their respective duly authorized representative on the day and year first above written.



                                   OMI CORP.



                                   By:/s/ Vincent J. de Sostoa
                                           Vincent J. de Sostoa
                                           Senior Vice President



                                   CHRISTIANIA BANK OG
                                      KREDITKASSE



                                   By:/s/ Svein Engh
                                           Svein Engh
                                           Vice President



                                   By:/s/ Justin F. McCarty, III
                                            Justin F. McCarty, III
                                            Vice President